UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Anchor BanCorp Wisconsin Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANCHOR BANCORP WISCONSIN INC.

25 West Main Street

Madison, Wisconsin 53703

June 8, 2012

Dear Fellow Shareholder:

It is our pleasure to invite you to attend the Annual Meeting of shareholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 31, 2012, at 2:00 p.m., local time. We are pleased to be utilizing the SEC rule allowing companies to furnish proxy materials to their shareholders over the internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, we are sending shareholders of record at the close of business on May 31, 2012 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials, instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Attached to this letter is the Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our shareholders.

YOUR VOTE IS IMPORTANT. You can vote by following the instructions in the Notice of Internet Availability of Proxy Materials, using a toll-free telephone number, by mail, or you can vote in person at the Annual Meeting. Instructions for using these services are provided on the accompanying proxy form. If you decide not to vote via the Internet or by phone and wish to vote your shares using the accompanying proxy form, we urge you to complete, sign, date, and return it promptly. If you hold your shares in street name and you do not instruct your bank or broker how to vote, no vote will be cast on your behalf with respect to certain proposals. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the meeting.

Thank you for your continued support of Anchor BanCorp Wisconsin Inc.

Sincerely,

David Omachinski Chairman of the Board	Chris Bauer President and Chief Executive Officer

ANCHOR BANCORP WISCONSIN INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On July 31, 2012

TIME	2:00 p.m. (local time) on Tuesday, July 31, 2012

PLACE	Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin

ITEMS OF BUSINESS	1. To elect the two director nominees listed in the Proxy Statement, each for a three-year term.

2. To hold an advisory vote on executive compensation.

3. To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting if you were a shareholder of record at the close of business on May 31, 2012.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares via the internet, by telephone or, if you requested a printed copy of the proxy materials from us by mail, by completing, signing, dating and promptly returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the Questions and Answers section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman

Executive Vice President, Secretary and General Counsel

This Notice of Annual Meeting and Proxy Statement

are being distributed or made available, as the

case may be, on or about June 8, 2012.

ANCHOR BANCORP WISCONSIN INC.

25 West Main Street

Madison, Wisconsin 53703

PROXY STATEMENT

Annual Meeting of Shareholders

July 31, 2012

2:00 p.m. (Central Time)

SOLICITATION AND VOTING OF PROXIES

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Anchor BanCorp Wisconsin Inc. (the “Company” or “Anchor”), a Wisconsin corporation, of proxies to be used at the Company’s 2012 Annual Meeting of Shareholders and at any adjournments or postponements of such meeting (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Tuesday, July 31, 2012, at 2:00 p.m. local time, at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin. This Proxy Statement, together with the Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2012 on Form 10-K and a proxy card are first being made available or distributed to our shareholders of record on or about June 8, 2012.

This year, we are using the Securities and Exchange Commission’s “e-proxy” rule that allows us to deliver proxy materials via the Internet instead of mailing printed copies of the Proxy Statement and other proxy materials to each shareholder. On June 8, 2012, we mailed shareholders of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically and how to submit votes electronically. This notice also contains instructions on how shareholders may, if desired, request a printed copy of our proxy materials.

Shareholders are requested to vote via the Internet, by telephone, or by completing, signing and dating the accompanying proxy card and returning it promptly. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board that are properly completed and timely received will be voted in accordance with the directions given. When no instructions are indicated for any or all of the proposals, proxies will be voted FOR each of the proposals for which no instructions are given.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this proxy statement) and executive compensation matters (Proposal 2 of this Proxy Statement). Changes in applicable regulations take away the ability of your bank or broker to vote your uninstructed shares in the election of directors or executive compensation matters on a discretionary basis. If you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf with respect to these proposals.

All proxies or voting instructions whether submitted via the Internet, by telephone or by mail must be received by the Company no later than 5:00 p.m., local time, Monday July 30, 2012.

Other than the matters listed in the accompanying Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments or postponements of the meeting, including whether or not to adjourn the Annual Meeting.

You may revoke your proxy at any time before it is exercised by: (1) filing a written notice of revocation with the Corporate Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date by mail, or by telephone or Internet if one of those methods was used for your initial proxy submission; or (3) attending the meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder (i.e., the bank, broker or other nominee through which you hold your shares) to vote personally at the meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 31, 2012:

This Proxy Statement and our 2012 Annual Report on Form 10-K are available at

www.anchorbank.com under the “about us” tab.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We have made these proxy materials available to you via the internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. If at the close of business on May 31, 2012 (the “Record Date”) you were a shareholder of record or held shares through a bank, broker or other nominee, you are invited to vote your shares and attend the meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide shareholders access to our proxy materials via the internet. We believe that the e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 8, 2012 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the internet or to request a printed copy from us may be found in the Notice.

What will I vote on?

You are being asked to:

1. Elect the two director nominees listed in the Proxy Statement, each for a three-year term.

2. Hold an advisory vote on executive compensation.

3. Ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

Who is soliciting my vote?

The Board of Directors of Anchor BanCorp Wisconsin Inc. is soliciting your vote for our Annual Meeting.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, compensation of our directors and senior executive officers, the voting process and certain other information required to be disclosed in this Proxy Statement.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business as of the Record Date (May 31, 2012) will be entitled to notice of and vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all shareholders?

A total of 21,247,725 votes may be cast on each matter presented, consisting of one vote for each share of the Company’s common stock, par value $0.10 per share, which was outstanding on the record date. The Company’s common stock is traded on the OTCQB Market. There is no cumulative voting for directors.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 10,623,863 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

How many votes are required to approve each proposal?

Proposal 1:    The two nominees for director receiving the highest number of votes shall be elected to the Board. This is referred to as a “plurality.”

Proposals 2 and 3:    To approve all other proposals, the votes cast for the proposal must exceed the votes cast against the proposal.

How are votes counted?

You may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more nominees. You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on the other proposals.

With respect to the election of directors (Proposal 1) and executive compensation matters (Proposal 2), neither an abstention nor a broker non-vote will count as a vote cast “for” or “against” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “How does the Board recommend that I vote?” and in accordance with the discretion of the persons named on the proxy card (the “proxyholders”) with respect to any other matters that may be voted upon at the Annual Meeting.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees set forth in this Proxy Statement.

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

•	“FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

How do I vote my shares without attending the Annual Meeting?

If you are a registered shareholder you may vote by granting a proxy using any of the following methods:

•	By Internet — If you have internet access, by submitting your proxy by following the instructions included in the Notice or your proxy card.

•	By Telephone — By submitting your proxy by following the telephone voting instructions included in the Notice or your proxy card.

•

By Mail — If you requested a printed copy of the proxy materials from us by mail, you may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote via the internet, by telephone or by mail by submitting a voting instruction form.

Internet and telephone voting facilities will close at 5:00 p.m. (local time) on July 30, 2012 for the voting of shares held by shareholders of record, shares held through a benefit or compensation plan and shares held in street name.

Mailed proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and received by 5:00 p.m. (local time) on July 30, 2012.

How can I attend the Annual Meeting?

Only shareholders as of the Record Date (May 31, 2012) or their proxy holders may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. You or your proxy holder will then need to show photo identification at the shareholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

•	Photo identification, and

•	If you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

How do I vote my shares in person at the Annual Meeting?

First, you must satisfy the requirements for admission to the Annual Meeting (see above). Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring either your Notice or proof of stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. You may obtain directions to the Annual Meeting online at www.anchorbank.com or by contacting our Corporate Secretary via email at corporatesecretary@anchorbank.com or via phone at 800-252-6246 — Ext. 8784.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance via internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

May I change my vote or revoke my proxy?

Yes. Whether you have voted via internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received at or prior to the Annual Meeting;

•	Submitting a vote at a later time via internet or telephone before the closing of those voting facilities at 5:00 p.m. (local time) on July 30, 2012;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

If you hold shares through a benefit or compensation plan, you may change your vote and revoke your voting instructions if you do so no later than 5:00 p.m. (local time) on July 30, 2012. You cannot, however, revoke or change your voting instructions with respect to shares held through a benefit or compensation plan after that date, and you cannot vote those shares in person at the Annual Meeting.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shareholder proxies. Individual shareholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against the Company or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our Bylaws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting of Shareholders, (b) proposed at the direction of our Board or (c) proposed by any shareholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our Bylaws. The deadline for any shareholder to notify us of any proposals was April 26, 2012.

What was the deadline for shareholders to notify us of proposals for the 2012 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2012 Annual Meeting for inclusion in the proxy statement was February 26, 2012. The deadline for submitting shareholder proposals for the 2012 Annual Meeting for inclusion on the agenda was April 26, 2012.

What is the deadline for shareholders to notify us of proposals for the 2013 Annual Meeting of Shareholders?

The deadline for submitting shareholder proposals for the 2013 Annual Meeting for inclusion in the proxy statement is February 21, 2013. The deadline for submitting shareholder proposals for the 2013 Annual Meeting for inclusion on the agenda is April 22, 2013.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, representatives of McGladrey LLP will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. The representatives will also have the opportunity to make a statement, if they desire to do so. The Board has approved the appointment of McGladrey LLP as our independent auditors for the fiscal year ending March 31, 2013, subject to ratification by shareholders.

Will the directors attend the Annual Meeting?

We strongly encourage our directors to attend the Annual Meeting. At the 2011 Annual Meeting of shareholders, all of our directors were present, with the exception of Mr. Bergstrom who was unable to attend.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our articles of incorporation, as amended, provide that the Board shall be divided into three classes which are as equal in number as possible. One class is elected each year to serve for a term of three years, and in each case until their successors are elected and qualified. In addition to the directors nominated by the Board and voted upon by our common shareholders, effective September 28, 2011, the U.S. Treasury, the sole shareholder of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, exercised its right to appoint two directors to the Board. Those directors’ biographical and compensation information is provided below, but they are not nominated by the Board or voted upon by our common shareholders. That said, each met the Nominating and Governance Committee’s guidelines and qualification for board members.

The Nominating and Governance Committee has adopted guidelines for evaluating and selecting candidates for nomination to the Board. The guidelines direct the Nominating and Governance Committee and the other directors to recognize that the contribution of the Board depends not only on the character and capacities of the directors taken individually, but also on their collective strengths. To that end, the guidelines state that the Board should be composed of directors who:

•	bring to the Board a variety of experience and backgrounds;

•	form a central core of business executives with substantial senior management experience and financial expertise;

•	have substantial experience outside the business community (i.e., in government or advanced academia); and

•	represent the balanced, best interests of the shareholders as a whole and the interests of the Company’s stakeholders, as appropriate, rather than special interest groups or constituencies.

The Nominating and Governance Committee evaluates the Board as a whole to determine the extent to which these guidelines are satisfied. Taken together, the Nominating and Governance Committee believes that the directors listed below fulfill these objectives. The descriptions in this section provide certain biographical information about each of the nominees for election as a director, followed by a statement regarding the specific experience, qualifications, attributes or skills that led to the Nominating and Governance Committee’s conclusion that each director should serve as a director of the Company.

The following two directors are nominated to be elected at the Annual Meeting: Chris M. Bauer and Holly Cremer Berkenstadt. Each of these persons currently is a director of the Company. The term of each incumbent director listed below under “Nominees For Directors with Terms Expiring in 2015” expires at the 2012 Annual Meeting. As previously disclosed, Donald D. Kropidlowski will retire as a director effective June 30, 2012 and, as such, has not been nominated by the committee for reelection at the Annual Meeting.

There are no arrangements or understandings between the nominees for director and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting.

Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

Nominees For Directors with Terms Expiring in 2015

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)
Chris M. Bauer	63	Director; President and Chief Executive Officer of the Company since June 2009; Director and Chief Executive Officer of the Bank since June 2009; immediate past chairman of the American Automobile Association; founded First Business Bank Milwaukee in 2000, serving as its chairman until 2003; retired as chairman and Chief Executive Officer of Firstar Bank Milwaukee and head of commercial banking for Firstar Corp. in 1999.	2009

Holly Cremer Berkenstadt	56	Director; Former Chairman of the Board and Director of Wisconsin Cheeseman, Inc., a direct food and gift company located in Sun Prairie, Wisconsin, Director Cremer Foundation. Ms. Berkenstadt also serves as a director of several not-for-profit Boards. Her qualifications to serve as a director of the Company and a member of the Audit Committee include substantial senior management expertise and financial expertise.	1994

(1)	Includes service as director of the Bank.

The board recommends a vote FOR approval of the above nominees for director.

Retiring Member of the Board of Directors Whose Term Otherwise Expires in 2012

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)
Donald D. Kropidlowski (Mr. Kropidlowski is retiring as a director effective June 30, 2012.)	70	Director; formerly Senior Vice President of the Bank from July 1995 until August 2001; former Director, President and Chief Executive Officer of American Equity Bancorp and American Equity Bank of Stevens Point. His qualifications to serve as a director of the Company and a member of the Compensation Committee include serving as Director, President and CEO of American Equity Bancorp and American Equity Bank of Stevens Point.	1995

(1)	Includes service as director of the Bank.

Directors with Terms Expiring in 2013

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)
Greg M. Larson(2)	62	Director; Chief Executive Officer and Manager of CedarTree LLC. Former President and Chief Executive Officer of Demco, Inc., a direct mail school and library supply company located in Madison, Wisconsin. His qualifications to serve as a director of the Company and a member of the Compensation Committee include his substantial senior management experience, financial expertise, marketing and analytical expertise.	1992

David L. Omachinski	60	Chairman of the Board since June 2009; Lead Director of the Board from February 2009 to June 2009; Independent Business Consultant. President & Chief Executive Officer of Magnum Products, LLC. (from October 2005 to August 2006). Magnum supplies light towers, mobile generators, trash pumps and other construction equipment for a variety of industries. Prior thereto, he was President & Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating & Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer & Treasurer (since 1993) of OshKosh B’Gosh, Inc. Director of Bioanalytical Systems, Inc. since 2009. His qualifications to serve as a director of the Company and as Chair of the Audit Committee include his education and training in finance and accounting, substantial senior management experience and financial expertise. He is a CPA, has practiced with a public accounting firm and has served in various executive capacities. He meets the requirements of an audit committee financial expert.	2002

Pat Richter	70	Director; Retired. Director of Athletics-Emeritus at the University of Wisconsin. Member of the board of directors of the Green Bay Packers, Green Bay, Wisconsin; and member of the board of directors Meriter Health Services, Madison, Wisconsin. Mr. Richter is currently serving as a consultant for several business organizations. His qualifications to serve as a director of the Company, as a member of the Nominating and Governance Committee, and as Chair of the Compensation Committee include his substantial senior management experience.	1990

(1)	Includes service as director of the Bank.

(2)	Mr. Larson is retiring as a director effective June 30, 2012.

Directors with Terms Expiring in 2014

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)
Richard A. Bergstrom	62	Director; President of Bergstrom Corporation, Wisconsin’s largest automotive retailer, with 25 dealerships across the state; Director of the Bank. His qualifications to serve as a director of the Company, as a member of the Compensation Committee, and as a member of the Nominating and Governance Committee include substantial senior management expertise and financial expertise as president of Bergstrom Corporation.	1999

Donald D. Parker (2)	73	Director; Retired; former Officer, Director and Chairman of the Board of FCB Financial Corp. and Fox Cities Bank, F.S.B. His qualifications to serve as a director of the Company and a member of the Audit Committee include serving as CEO and Chairman of FCB Financial Corp. and Fox Cities Bank, F.S.B.	1999

James D. Smessaert	74	Director; Retired; former President, Director and Chairman of the Board of Ledger Capital Corp. and Ledger Bank, S.S.B. His qualifications to serve as a director and as a member of the Nominating and Governance Committee of the Company include serving as CEO and Chairman of Ledger Capital Corp. and Ledger Bank, S.S.B.	2002

(1)	Includes service as director of the Bank.

(2)	Mr. Parker is retiring as a director effective June 30, 2012.

Directors Appointed by the U.S. Treasury

As previously disclosed, in September, 2011, the Board of Directors announced the appointment of Messrs. Duane Morse and Leonard Rush to the Board of Directors at the direction of the United States Department of the Treasury (“Treasury”). Treasury is the sole stockholder of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) and as such has the right to appoint two directors. Holders of Common Stock do not vote for these two directors.

			Director
	Age	Principal Occupation and Business Experience	Since
Duane Morse	61	Director; former Chief Risk and Compliance Officer and Chief Counsel for the United States Treasury’s Office of Financial Stability from November 2008 to November 2009; served as an independent director for Tower Records from 2007 to 2009, and has experience as a practicing attorney for debtors and creditors committees in complex debt restructurings and bankruptcies, and negotiated and participated in a wide variety of mergers, acquisitions, other corporate transactions. Mr. Morse is a graduate of Northwestern University (B.A. 1972) and the University of Michigan (J.D. 1979).	2011

Leonard Rush	66	Director; former Chief Financial Officer of Robert W. Baird & Co. and Baird Financial Corporation and Treasurer of Baird Large cap Fund, Baird Funds, Inc. - Baird Midcap Fund and Baird Funds, Inc. - Baird MidCap Fund. Prior to joining Baird, Mr. Rush spent nine years at Fidelity Investments, where he was Chief Financial Officer of its four broker dealers, Vice President/Head of Compliance and Assistant Treasurer for the Funds. Prior to Fidelity, he was a Vice President at Credit Suisse First Boston, a Manager of Goldman, Sachs & Co., and a Senior Manager of Deloitte & Touche. Mr. Rush holds a BBA from the University of Wisconsin-Madison, with a focus in Accounting, and received his MBA from New York University. He is a Certified Public Accountant.	2011

Independence of Directors

Our Board has adopted the following standards for director independence in compliance with rules of the SEC and corporate governance listing standards for companies listed on the NASDAQ (Our Board has elected to comply with these standards even though the Common Stock is not listed on NASDAQ.):

•

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us);

•	A director who is an employee, or whose immediate family member is an executive officer of ours is not “independent” until three years after the end of such employment relationship;

•

A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

•

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•

A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other charity’s or company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

Based on its review of the independence of directors, our Board has determined that each member of the Board, except Mr. Bauer meets the aforementioned independence standards. Mr. Bauer does not meet the aforementioned independence standards because he is the President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank.

The independent directors meet in executive session regularly and additionally, as appropriate.

The Board and its Committees

Regular meetings of our Board are held quarterly and special meetings of the Board are held as needed. The Board held a total of seven meetings during the fiscal year ended March 31, 2012. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the fiscal year ended March 31, 2012, and the total number of meetings held by all committees on which he or she served during such year.

Each director serving on any of the committees is independent as defined by NASDAQ Rules and applicable law. Current copies of the written charter of each committee are available on our website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Audit Committee

The Audit Committee of the Board provides assistance to the Board in fulfilling its oversight responsibility to the shareholders of the Company relating to:

•

Monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;

•

Reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and Ethics, a copy of which is available on the Company’s website at www.anchorbank.com, and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

•	Monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

•	Retaining and determining the compensation of the independent auditors;

•	Monitoring our financial, litigation and compliance risks; and

•	Reporting to our Board as appropriate.

The Audit Committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage and retain independent counsel and other advisors as it determines necessary to carry out its duties. The members of the Audit Committee are Ms. Holly Cremer Berkenstadt and Messrs. Duane Morse, David Omachinski, Donald Parker, and Leonard Rush. As previously stated, Mr. Parker will retire as a director effective June 30, 2012. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines. The Audit Committee met five times during the fiscal year ended March 31, 2012, and no member of the Audit Committee attended fewer than four meetings, with the exception of Messrs Morse and Rush who were appointed to the committee in November 2011 and therefore were not members of the Audit Committee for the full fiscal year.

The Board has determined that Messrs. Omachinski and Rush meet the standard of “Audit Committee Financial Expert,” as defined by the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NASDAQ listing standards.

The Audit Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers and is responsible for the following:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

•

Recommending to the Board the compensation and benefits for the CEO considering (at a minimum) the Company’s performance, relative shareholder return and the value of compensation granted to CEO’s at comparable or peer companies;

•	Setting compensation for our executive officers other than the CEO, after consideration of the CEO’s recommendations;

•

In accordance with the ARRA, meeting at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company, as a participant in TARP CPP under the Emergency Economic Stabilization Act (“EESA”), to ensure that such plans do not encourage employees to take unnecessary and excessive risks; and, to the extent required by EESA, reviewing, at least annually “Senior Executive Officer” (“SEO” as defined in EESA) compensation, to ensure SEO compensation does not encourage such officers to take unnecessary and excessive risks;

•	Maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	Recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

•	Approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

•

Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the U.S. tax code;

•

Discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

•	Producing the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

The members of this committee are Messrs. Richard Bergstrom, Donald Kropidlowski, Greg Larson and Pat Richter. As previously stated, Messrs. Kropidlowski and Larson will retire as directors effective June 30, 2012 and, as such, will no longer be Compensation Committee members for the fiscal year ending March 31, 2013. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the NASDAQ and the Company’s corporate governance guidelines. The Compensation Committee met two times during the fiscal year ended March 31, 2012, and no member of the Compensation Committee attended fewer than one meeting. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 2012, is set forth below under “Executive Compensation — Report of the Compensation Committee.

The Compensation Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board evaluates and make recommendations to the Board for the election of directors and evaluation of the Company’s corporate governance practices and policies. The members of this committee are Messrs. Richard Bergstrom, David Omachinski, Pat Richter, and James Smessaert. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of NASDAQ and the Company’s corporate governance guidelines. During the fiscal year ended March 31, 2012, the Nominating and Governance Committee met one time, and all members of the Committee attended this meeting.

The Nominating and Governance Committee proposes a slate of directors for election by our shareholders at each annual meeting and appoints candidates to fill any vacancies on the Board. In addition, the Nominating and Governance Committee assists the Board with:

•	Identifying and recommending qualified candidates to fill positions on the Board and its committees;

•	Recommending to the Board the compensation and benefits for directors;

•

Overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

•	Overseeing the evaluation of the Board and its committees and members;

•	Overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

•	Overseeing the succession planning process for the Company’s chief executive officer, executive officers and senior managers holding significant positions within the Company; and

•	Reviewing disclosures in our annual proxy statement, including any shareholder proposals and any statements in opposition.

The Nominating and Governance Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.anchorbank.com under the “about us” and “corporate governance” tabs.

Selection of Nominees for the Board

The Nominating and Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this Proxy Statement under “Shareholder Nominations” below. Shareholder’s nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

The Nominating and Governance Committee considers the following general criteria for director nominations:

•

A director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets.

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its shareholders;

•

Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational, and military institutions;

•	Non-management directors should satisfy our independence criteria;

•	Directors who are expected to serve on a committee of the Board shall satisfy NASDAQ and legal criteria for members of the applicable committee;

•	Directors should have the ability to exercise sound business judgment and to provide advice and guidance to our CEO with candor; and

•	The Board’s assessment of a director candidate’s qualifications includes consideration of diversity, age, skills, and experience in the context of the needs of the Board.

The Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. In the past, the Committee has identified potential Board candidates through acquisitions by the Company, recommendations by members of the Board and community contacts.

Shareholder Nominations

Article IV, Section 4.14 of our Bylaws governs nominations for election to the Board and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

If a shareholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, then a director can be elected by a plurality of the votes cast, meaning that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the annual meeting which, for this Annual Meeting, is three. No shareholder has nominated any candidates for our Board and, therefore, the election is uncontested.

Contacting the Board of Directors and Annual Meeting Attendance

Shareholders and other interested parties may communicate with the Board by writing to the Anchor BanCorp Wisconsin Inc. Board of Directors, 25 West Main Street, Madison, Wisconsin 53703, c/o Mark D. Timmerman, Executive Vice President, Secretary and General Counsel. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our Board.

We strongly encourage, but do not require, Board members to attend our Annual Meeting. Last year, all of our directors attended the Annual Meeting, with the exception of Mr. Bergstrom, who was unable to attend.

Compensation of Directors

Meeting Fees. Each member of the Board is paid a fee of $2,250 for each regular quarterly board meeting attended. In addition, each director of the Bank also is paid a fee of $2,250 for each regular meeting of the board of directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $450 for each regular committee meeting of the respective board attended and $1,125 for each special board meeting attended. The Audit Committee Chair receives an annual retainer of $7,200, payable in quarterly installments. As Chairman of the Board of the Company and Bank, respectively, Mr. Omachinski receives a monthly fee of $20,700, which fee was reduced to $5,000 as of April 1, 2012. Each employee-member of the Board of the Company or the Bank receives no meeting fee. Accordingly, as an employee-member of the Boards of both the Company and the Bank, Mr. Bauer receives no meeting fees.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each member of the board of directors during the year ending March 31, 2012. Mr. Chris M. Bauer has been omitted from the table below as his compensation is fully reported in the Summary Compensation Table on Page 27. There were no stock awards, non-equity incentive plan compensation or above-market or preferential earnings on deferred compensation to any of the non-employee directors in fiscal 2012, and none of the non-employee directors participates in a defined benefit pension plan of the Company or the Bank.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard A. Bergstrom	$29,700	$—	$—	$29,700
Holly Cremer Berkenstadt	14,625	—	—	14,625
Donald D. Kropidlowski(4)	11,700	—	—	11,700
Greg M. Larson(4)	33,975	—	—	33,975
Duane Morse(5)	4,950	—	—	4,950
David L. Omachinski(6)	290,160	—	2,027	292,187
Donald D. Parker(4)	14,625	—	—	14,625
Pat Richter	32,625	—	—	32,625
Leonard Rush(5)	6,525	—	—	6,525
James D. Smessaert	12,375	—	—	12,375

(1)	Includes board meeting and committee meetings.

(2)	No options were granted or resulted in compensation expense in fiscal year 2012.

(3)	Includes interest paid on the directors’ deferred compensation plan from Fox Cities Bank.

(4)	Messrs Kropidlowski, Larson and Parker are retiring as a director effective June 30, 2012.

(5)	Directors appointed by the U.S. Treasury, the Company’s sole preferred shareholder.

(6)	In addition to (1), includes Audit Committee Chair and Chairman fees.

Directors’ Stock Option Plans.    The Company has adopted the 2001 Stock Option Plan for Non-Employee Directors (the “2001 Directors’ Plan”) which was approved by shareholders and provides for the grant of non-qualified stock options to non-employee directors of the Company and the Bank. During the year ended March 31, 2012, no stock options were granted. Each non-officer director had the following equity awards outstanding at March 31, 2012:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#)
Richard A. Bergstrom	8,000
Holly Cremer Berkenstadt	8,000
Donald D. Kropidlowski(1)	8,000
Greg M. Larson(1)	8,000
Duane Morse(2)	0
David L. Omachinski	8,000
Donald D. Parker(1)	8,000
Pat Richter	8,000
Leonard Rush(2)	0
James D. Smessaert	8,000

(1)	Messrs Kropidlowski, Larson and Parker are retiring as a director effective June 30, 2012.

(2)	Directors appointed by the U.S. Treasury, the Company’s sole preferred shareholder.

The options expire on the earlier of (i) ten years from the date of grant or (ii) within one year of termination of service as a director.

As of March 31, 2012, 112,000 shares remain for future option grants to the directors under the 2001 Directors’ Plan.

Directors’ Deferred Compensation Plan.    The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director’s fees. Under the plans, the Company and the Bank are obligated to pay the deferred fees, semi-annually over a five-year period together with interest at a stated rate, upon the participating director’s resignation from the board of directors. During the year ended March 31, 2012, no director deferred funds pursuant to these deferred compensation plans.

Statement on Corporate Governance

We have reviewed the provisions of the Sarbanes-Oxley Act of 2002, EESA and ARRA, SEC rules and the OTCQB Market listing standards regarding corporate governance policies and procedures and are in compliance with the rules and listing standards. On November 21, 2011 our common stock was delisted from NASDAQ and began trading on the OTCQB Market. We continue to make all required filings with the SEC. We have amended and adopted the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to implement the rules and standards. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. You can access our committee charters and our Code of Business Conduct and Ethics at our website at www.anchorbank.com or by writing to us at 25 West Main Street, Madison, Wisconsin 53703, Attention Mark D. Timmerman, Executive Vice President, Secretary and General Counsel.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

No member of the Compensation Committee serves as an officer or employee of the Company. Mr. Kropidlowski is a former executive of the Bank, having retired in 2005. As previously stated, Mr. Kropidlowski will retire as a director effective June 30, 2012 and, as such, will no longer be a Compensation Committee member for the fiscal year ending March 31, 2013. None of the Company’s executive officers serve as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s board of directors. None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member the Company’s Compensation Committee.

RELATIONSHIP WITH INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its charter, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than $15,000 per occurrence or $50,000 in total during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.

During the year ended March 31, 2012, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function and the annual independent audit of the Company’s financial statements. The Board of Directors has determined that each member of the Audit Committee (Holly Cremer Berkenstadt, Duane Morse, David L. Omachinski, Donald D. Parker and Leonard Rush) is “independent”, as defined in the current listing standards of the NASDAQ and the SEC rules relating to audit committees. In addition, the Board has determined that each Audit Committee member satisfies the financial literacy requirements of NASDAQ and that Messrs. Omachinski and Rush each qualify as an independent “Audit Committee Financial Expert” within the meaning of applicable rules of the SEC.

In accordance with its written charter adopted by the Board, the Audit Committee assisted the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Audit Committee reviewed and discussed with management, the audited financial statements for the fiscal year ending March 31, 2012. The Audit Committee discussed the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, with the Company’s independent auditors, McGladrey LLP. The Audit Committee also received the written disclosures and the letter from McGladrey LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey LLP’s communications with the audit committee concerning independence, and discussed with McGladrey LLP its independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on form 10-K for the year ended March 31, 2012, to be filed with the SEC.

Date: June 8, 2012

Members of the Audit Committee:

David L. Omachinski, Chair

Holly Cremer Berkenstadt

Duane Morse

Donald D. Parker

Leonard Rush

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

Thomas G. Dolan (age 52).    Mr. Dolan is currently Executive Vice President-Chief Financial Officer and Treasurer of the Company and of the Bank. Mr. Dolan joined the Company and the Bank in March 2011, following a consulting arrangement with the Company and the Bank since January 2010. Mr. Dolan oversees the Bank’s Treasury Management, Finance, Accounting and Management Information Systems areas. Mr. Dolan has more than 25 years of experience with LaSalle Bank and Bank of America and is the sole owner and Managing Director of Northern Pointe Consulting (“NPC”), a financial institution consulting firm since 2008.

Martha M. Hayes (age 50).    Ms. Martha Hayes currently serves as Executive Vice President-Chief Risk Officer of the Bank. She joined the Bank as its Chief Credit Risk Officer on July 31, 2009. She previously served as President and Managing Director of Merrill Lynch Business Financial Services in Chicago from 2004 to 2008. Prior to that role, she served in a variety of related capacities beginning in 1987 for Wachovia Corporation, including Senior Vice President and Director of Commercial Loan Products and Chief Operating Officer for Wachovia’s Risk Management Division, Business Credit Solutions.

Scott McBrair (age 55).    Mr. McBrair is Executive Vice President-Retail Banking Group of the Bank. He oversees the bank’s branch network, Marketing, Bank Operations and Anchor Investment Services. Prior to joining Anchor in January 2011, Mr. McBrair consulted for First Niagara Bank after serving as the Executive Vice President-Retail Banking at Webster Bank from 2005 to 2009. He began his banking career at Bank One, now JPMorgan Chase, where he served in a variety of Retail Banking assignments over a 21 year span from 1983 to 2005 with the latest being Executive Vice President-Retail Region Manager.

Mark D. Timmerman (age 44).    Mr. Mark Timmerman currently serves as Executive Vice President, Secretary and General Counsel of the Company and the Bank. He oversees the Bank’s legal and compliance areas. He previously served as a Director of the Company and Bank and as Executive Vice President of the Bank. He has been a member of the State Bar of Wisconsin since 1994.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table includes certain information as to the common stock beneficially owned as of May 31, 2012, the Record Date for the Annual Meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who or which were known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company who are named in the Summary Compensation Table on Page 27 and (iv) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of May 31, 2012(1)
Name & Address of Beneficial Owner	No. of Shares		Percentage
Directors:
Chris M. Bauer	0	(2)	*
Holly Cremer Berkenstadt	31,749	(2)	*
Richard A. Bergstrom	37,190	(2)	*
Donald D. Kropidlowski(3)	80,903	(2)	*
Greg M. Larson(3)	37,500	(2)	*
Duane Morse(4)	0	(2)	*
David L. Omachinski	11,600	(2)	*
Donald D. Parker(3)	163,859	(2)	*
Pat Richter	41,244	(2)	*
Leonard Rush(4)	0	(2)	*
James D. Smessaert	34,911	(2)	*
Named Executive Officers:
Thomas G. Dolan	0	(2)	*
Martha M. Hayes	0	(2)	*
Scott McBrair	0	(2)	*
Mark D. Timmerman	358,385	(2)	1.67
All directors and executive officers of the Company and the Bank as a group (17 persons)	978,183		4.57

*	Represents less than 1% of the outstanding Common Stock.

(1)	For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares that are subject to stock options which are exercisable within 60 days of the voting record date by an individual or group are deemed to be beneficially owned and deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

(2)

Includes shares held directly, in retirement accounts or by members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also reflects the holdings of certain of the directors and executive officers of shares of the Company pursuant to the Company’s deferred compensation plan and 401(k) plan. In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of May 31, 2012, as follows: Mr. Bauer — 0 shares; Ms. Berkenstadt — 8,000 shares; Mr. Bergstrom — 8,000 shares; Mr. Kropidlowski — 8,000 shares; Mr. Larson — 8,000 shares; Mr. Morse — 0 shares;

Mr. Omachinski — 8,000 shares; Mr. Parker — 8,000 shares; Mr. Richter — 8,000 shares; Mr. Rush — 0 shares; Mr. Smessaert — 8,000 shares; Mr. McBrair — 0 shares; Mr. Dolan — 0 shares; Ms. Hayes — 0 shares; Mr. Timmerman — 66,545 shares and all directors and executive officers of the Company and the Bank as a group — 158,545 shares.

(3)	Messrs. Kropidlowski, Larson and Parker are retiring as directors effective June 30, 2012.

(4)	Directors appointed by the U.S. Treasury, the Company’s sole preferred shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC by specific dates. Based on representations of its directors and executive officers and copies of the reports that they have filed with the SEC, we believe that all of these filing requirements were satisfied by the Company’s directors and executive officers during the year ended March 31, 2012.

EXECUTIVE COMPENSATION

COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2012 Annual Meeting of shareholders.

The Compensation Committee certifies that:

(1) It has reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Anchor BanCorp Wisconsin Inc.;

(2) It has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Anchor BanCorp Wisconsin Inc; and

(3) It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Anchor BanCorp Wisconsin Inc. to enhance the compensation of any employee.

Richard A. Bergstrom

Donald D. Kropidlowski

Greg M. Larson

Pat Richter

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Administration

Our Committee is responsible for all compensation, including equity compensation, of the Company’s Named Executive Officers (“NEOs”). The Committee consists of Messrs. Richard A. Bergstrom, Donald D. Kropidlowski, Greg M. Larson and Pat Richter, Chair. The Committee sets the strategic direction for the Company’s executive compensation policies and programs and helps ensure management’s execution and compliance with that strategic direction. It also oversees administration of certain compensation and benefit arrangements described in this Proxy Statement. It sets the compensation of the Chief Executive Officer (the “CEO”) and, with input from the CEO, establishes compensation for the other NEOs.

Our compensation philosophy envisions offering competitive total compensation and rewarding financial performance results that drive shareholder value. Through our executive compensation program, we strive to align the financial interests of our executive officers with the long-term interests of our shareholders, motivate our executive officers to achieve our strategic goals and attract and retain high performing executive officers to increase long-term and sustainable profitability, all within the parameters of prudent risk management requirements and a highly regulated industry. We believe in the concept of structuring a significant portion of the value of our executives’ total compensation in a form to motivate them to take actions that will favorably impact the Company’s long-term and sustainable profitability without creating undue risk, as well as long-term shareholder value. Our compensation program strives to offer competitive pay packages in order for us to retain our executive talent and to attract talented executives.

The Company’s executive compensation continues to be governed by the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the “Interim Final Rule”) issued by the U.S. Treasury in June 2009 under the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The Company is subject to the Interim Final Rule due to its participation in the TARP CPP.

For the senior executive officers of the Company, including the NEOs, the Interim Final Rule prohibits or limits certain components of the Company’s executive compensation program, including:

•	payment or accrual of annual and long-term incentive compensation;

•	granting of stock options;

•	certain retirement benefits; and

•	potential payments upon termination of employment or change of control (severance payments) that the executive officers or covered employees might otherwise have been eligible to receive.

As a result, the primary means remaining available to the Company for compensating NEOs and other employees covered under the Interim Final Rule are limited to cash salary, and, on a limited basis, restricted stock. The Committee continues to evaluate how best to continue to meet the objectives of the Company’s executive compensation program within the context of these limitations. While the Committee has considered future changes to the Company’s executive compensation program, no changes have been made due to lack of profitability and inability, to date, to raise additional capital.

Due to the Company’s performance and restrictions on compensation of Company officers as a result of our receipt of funds under the TARP CPP, our executive compensation program presently focuses only on base salary pending further Committee evaluation and action and pending any changes to the restrictions imposed by TARP CPP.

Despite the current limitations imposed on our executive compensation program, we believe each compensation element is important in achieving our strategic plan objectives for the compensation programs, which in turn reflect the Board’s objectives for the Company. Annual non-equity incentive payments should be properly structured to be paid in amounts that are dependent on financial performance relative to Company performance as compared to our peer group. Equity awards in the form of non-qualified stock options or restricted stock subject to long term vesting schedules serves to retain executives and keep a portion of executives’ compensation tied to the long-term value created in the Company. Severance and change-in-control agreements for the named executive officers are not currently part of our executive compensation program due to restrictions on compensation of Company officers as a result of our receipt of funds under the TARP CPP.

Fiscal 2011

In fiscal 2011, the Committee engaged The Delves Group to analyze the Company’s compensation program and provide recommendations for future changes. One aspect of this engagement was researching and assisting the Committee in evaluating an appropriate non-equity incentive payment plan dependent upon our achievement of certain company-wide financial performance levels or objectives and certain individual performance goals, as well as an evaluation and consideration of how long-term equity incentive awards could also be a proper compensation component given the provisions of the Interim Final Rule. A properly-designed executive compensation program, with appropriate checks and balances on risk-taking activities, should reward the accomplishment of strategic plan objectives and results as evaluated by members of the Committee.

Also during fiscal 2011, The Delves Group performed a peer group review and competitive compensation analysis with respect to executive and director compensation to evaluate our competitiveness in the market and ensure compliance with the Interim Final Rule. The Committee instructed The Delves Group to provide a compilation of raw data with respect to selected positions at peer group companies and to assist the Committee in ensuring that its actions are consistent with the Company’s business needs and compensation philosophy and in line with prevailing market practices. The Delves Group provided the Committee with input regarding potential structuring of NEO salaries, including cash and stock salaries, stock options and restricted stock.

In fiscal 2011, The Delves Group presented a report to the Committee comparing the Company’s size and executive compensation levels to those of peer companies and met with the Committee to review the NEOs’ compensation packages relative to the peer group companies. The Delves Group also provided information to keep the Committee abreast of developments and actions taken by the peer group and other industry companies to address restrictions imposed on TARP recipients under ARRA and the Interim Final Rule.

The Committee does not benchmark overall compensation against the peer group companies. The purpose of the comparison to the peer group companies in fiscal 2011 was to provide a context for the Committee of the executive compensation packages for the Company’s NEOs relative to those of its peers as it reviewed and made determinations with respect to NEO compensation levels. The Committee uses the information provided in the report in combination with the peer group comparison to ensure that levels of each component of each NEO’s compensation are in keeping with the Company’s compensation philosophy and objectives.

Peer Group Review

The Committee utilizes peer group information as a general check to confirm that the compensation levels of our NEOs are generally aligned with levels of our peers. For the fiscal year ending March 31, 2010, in consultation with The Delves Group, we revised our peer group listing to include data from ten publicly traded bank and thrift holding companies (listed below) that range in asset size from $2.3 billion to $9.5 billion and which are engaged in similar lines of business as the Company. The median size of the companies in this group was $4.4 billion in assets compared to the Company’s $2.8 billion in assets as of March 31, 2012. Company management provided input as to the constituents of this peer group to the Committee. This peer group is used for comparison of compensation levels for the NEOs and for comparing the Company’s business performance to demonstrate pay-for-performance and other pay practices.

Bank Mutual Corporation

Chemical Financial Corp.

Citizen’s Republic Bancorp, Inc.

First Busey Bank

First Financial Bancorp

Independent Bank Corporation

Integra Bank Corp.

Old National Bancorp

Old Second Bancorp, Inc.

Park National Corp.

Fiscal 2012

The Committee evaluates the base salary of the CEO and the other NEOs each year and approves any changes to base salaries after reviewing peer group information. The Committee also noted approval of the shareholder advisory vote on executive compensation at the 2011 Annual Meeting of Shareholders and determined that no changes in the compensation process were required as a result of that vote.

For fiscal 2012, the Company’s executive compensation was primarily impacted by three factors: the Company’s financial performance, restrictions on executive compensation to which the Company is subject based on its participation in the TARP CPP, and the inability, to date, to raise additional capital. In its evaluations, the Committee relied in part on work performed by The Delves Group in fiscal 2010 and 2011, although the Committee did not retain the Delves Group for additional work during fiscal 2012.

For fiscal 2012, the Committee took the following actions with regard to executive compensation:

•	there were no base salary increases for NEOs;

•	there were no non-equity incentive payments for the NEOs and for other senior management as such plan remains suspended; and

•	there were no long-term equity incentive awards for the NEOs and for other senior management as such plan also remains suspended.

The Elements of Executive Compensation

While we are limited by our own self-imposed executive compensation restrictions due to our recent performance and the restrictions placed upon us by our participation in TARP CPP, the Committee still believes that an effective executive compensation program includes the following:

Short Term

Base Salary — The Company’s objective is to pay a base salary that is competitive with that of peer companies to reward performance and to enable it to attract and retain the top talent that the Company needs to manage its business. Base salary is set each year taking into account market compensation data, as well as the performance level of the executive and the competency level demonstrated in the past. Changes in base salary are market-based and typically effective in the first quarter of each year. Although we do not formally benchmark base salary amounts for NEOs and other executive officers to selected competitors or peer group averages, we believe the base salaries for the NEOs are directionally consistent and appropriately aligned with competitive norms based on information provided to the Committee by The Delves Group and historical proxy statement information of peers.

Non-Equity Incentive Plan — The Committee acknowledges the competitive marketplace’s need to have a non-equity incentive plan as a meaningful part of the Company’s overall executive compensation plan. The Committee continues to evaluate its approach with respect to the creation of a new non-equity incentive plan utilizing peer group data and best practices in executive compensation trends and corporate governance. It is currently contemplated that this component be reinstated upon the Company’s return to profitability, as well as a successful capital raise.

Long Term

Long-Term Equity Incentive Awards

We believe it is in the best interests of shareholders to have a meaningful portion of executives’ compensation comprised of stock-based compensation in order to closely align executives’ interests with those of shareholders. In contrast to other components of our executive compensation program, the determination of equity compensation amounts has historically been a discretionary process that takes into account a number of factors, but is not formulaic. We have historically awarded stock-based compensation to executives in the form of stock options. Beginning in fiscal 2007, however, we changed this approach and began granting equity compensation in the form of restricted stock.

The Committee continues to evaluate its approach in light of the provisions of the Final Interim Rule and with respect to the use of long-term equity incentive awards in the future as a means of creating the proper incentive to focus executives on achieving long-term value for our shareholders and to serve as a key-employee retention tool. It is currently contemplated that this component be reinstated upon the Company’s return to profitability, as well as a successful capital raise.

Retirement Plans

All of the NEOs participate in the 401(k) Plan. We have suspended the employer matching contributions of our 401(k) Plan.

Perquisites

Historically, we provided the NEOs with perquisites and other personal benefits that we believe are reasonable relative to our peer group and consistent with our overall compensation program so as to better enable us to attract and retain superior employees for key positions. Due to the performance of the Company, all perquisites have been discontinued, except as contractually required. The incremental costs to us of providing these perquisites and other personal benefits to the NEOs for the fiscal year ended March 31, 2012, are included in the Summary Compensation Table under the “All Other Compensation” column.

Employment Agreements and Change in Control Agreements

We are party to employment agreements or arrangements with the NEOs. These agreements or arrangements with the NEOs are customary in the banking industry and for public companies in general and we believe they are important for gaining assurances that the primary individuals responsible for leading the Company remain committed to the Company. We currently have employment agreements in place with Messrs. Bauer and McBrair and Ms. Hayes. Messrs. Dolan and Timmerman had employment agreements which expired on February 29, 2012. The Company is in the process of reviewing and updating those agreements and expects that new agreements with Messrs Dolan and Timmerman will be in place on or about July 1, 2012. In the meantime, they are continuing to be compensated pursuant to the terms of the agreements which were previously in force.

We are party to severance agreements with certain other non-executive officers, which provide for certain financial protection in the event of termination of employment following a change in control. We believe these agreements are important from both a retention standpoint as well as to provide us with some degree of assurance that executives will remain focused on the business of operating the Company and insuring a smooth transition in the event of a change-in-control despite personal uncertainty and disruption arising from the circumstances.

For a detailed description of the terms of the NEO employment agreements or arrangements, as well as an analysis of the payments that would be made under these agreements in various termination scenarios, see “Employment Agreements” and “Termination and Change in Control Payments and Benefits.”

Employment Agreements

All of our NEOs’ employment agreements or arrangements are subject to the restrictions pertaining to executive compensation contained in the Interim Final Rule and ARRA and any amendments thereto or regulations promulgated thereunder, as well as customary non-disclosure, non-disparagement and similar provisions.

Chris Bauer

On June 22, 2009, the Company announced that Chris M. Bauer was retained as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Pursuant to his employment arrangement at that time, Mr. Bauer received a salary of $480,000 per year plus grants of common stock equal to $13,333 per month. The employment arrangement was subsequently amended in November 2009, to discontinue future stock grants and provide for a salary of $660,000 per year. Effective June 23, 2011 the Company and Bank entered into a two (2) year employment agreement, replacing the prior arrangement and retaining Mr. Bauer as President and Chief Executive Officer of each of the Company and Bank through June 22, 2013. The employment agreement provides for a salary of $700,000 per year and affords Mr. Bauer the same benefits provided to other executive officers or as may be authorized and approved by the Board. If Mr. Bauer voluntarily resigns, he is required to provide the Bank with thirty (30) days advance written notice. If he resigns or is terminated for any reason, his salary may be continued for up to an additional thirty (30) days, but only if he assists the Bank in the winding up and transitioning of his duties during that period. Upon termination of employment for any reason, including a change-in-control, Mr. Bauer is entitled only to compensation or benefits accrued prior to his termination date. If the OCC or FDIC require Mr. Bauer’s agreement to be terminated, all obligations of the Bank and the Company shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC require Mr. Bauer’s agreement to be suspended, the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. Bauer shall receive all compensation withheld during the suspension.

Martha Hayes

The Bank and Ms. Hayes entered into an employment agreement effective August 1, 2011, for a period of one year. Under the terms of the employment agreement, Ms. Hayes serves the Bank as its Chief Risk Officer, reporting directly to the Bank’s President and Chief Executive Officer. Her salary is $432,000 per year, and she is entitled to the same benefits provided to employees with a similar job title and job classification and eligible to receive such other benefits as may be authorized and approved by the Board. If Ms. Hayes voluntarily resigns, she is required to provide the Bank with thirty (30) days advance written notice. If she resigns or is terminated for any reason, her salary may be continued for up to an additional thirty (30) days, but only if during that period she assists the Bank in the winding up and transitioning of her duties. Upon termination of employment for any reason, including a change-in-control, Ms. Hayes is entitled only to compensation and benefits accrued prior to her termination date. If the OCC or FDIC require Ms. Hayes’ agreement to be terminated, all obligations of the Bank and the Company shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC require Ms. Hayes’ agreement to be suspended, the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Ms. Hayes shall receive all compensation withheld during the suspension.

Scott McBrair

The Bank and Mr. McBrair entered into an employment agreement effective January 31, 2012, for a period of one year. Under the terms of the employment agreement, Mr. McBrair serves the Bank as its Executive Vice President-Retail Banking Group, reporting directly to the Bank’s President and Chief Executive Officer. His salary is $385,000 per year, and he is entitled to the same benefits provided to employees with a similar job title and job classification and eligible to receive such other benefits as may be authorized and approved by the Board. If Mr. McBrair voluntarily resigns, he is required to provide the Bank with thirty (30) days advance written notice. If he resigns or is terminated for any reason, his salary may be continued for up to an additional thirty (30) days, but only if during that period he assists the Bank in the winding up and transitioning of his duties. Upon termination of employment for any reason, including a change-in-control, Mr. McBrair is entitled only to compensation and benefits accrued prior to his termination date. If the OCC or FDIC require Mr. McBrair’s agreement to be terminated, all obligations of the Bank and the Company shall be terminated, except with respect to any previously vested rights. If the OCC or FDIC require Mr. McBrair’s agreement to be suspended, the Bank’s obligations shall be suspended; provided that if the suspension is lifted or charges dismissed, Mr. McBrair shall receive all compensation withheld during the suspension.

Security Ownership Guidelines

The Committee has not established any stock ownership guidelines for the NEOs and other senior officers, or for the Company’s outside directors.

Executive Compensation

The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company or its subsidiaries for services rendered in all capacities during the last fiscal year to our principal executive officer and our principal financial officer as well as our three other highest compensated executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Chris M. Bauer	2012	$787,500	$—	$—	$—	$—	$—	$11,508	$799,008
President and Chief	2011	660,000	—	—	—	—	—	12,642	672,642
Executive Officer of the Company	2010	426,060	—	—	—	—	—	7,645	433,705
Scott McBrair(4)	2012	$301,667	$—	$—	$—	$—	$—	$639	$302,306
Executive Vice President,	2011	148,580	—	—	—	—	—	—	148,580
Retail Banking of the Bank
Thomas G. Dolan(5)	2012	$385,000	$—	$—	$—	$—	$—	$587	$385,587
Executive Vice President — Chief Financial Officer of the Bank and Executive Vice President,	2011	32,083	—	—	—	—	—	—	32,083
Chief Financial Officer and Treasurer of the Company and The Bank
Martha M. Hayes	2012	$432,000	$—	$—	$—	$—	$—	$763	$432,763
Executive Vice President,	2011	440,000	—	—	—	—	—	766	440,766
Chief Risk Officer of the Bank	2010	251,041	—	—	—	—	—	435	251,476
Mark D. Timmerman	2012	$350,000	$—	$248,480	$—	$—	$—	$774	$599,254
Executive Vice President,	2011	451,567	—	333,875	—	—	—	5,096	790,538
Secretary, General Counsel of the Company and the Bank	2010	460,800	—	333,875	—	—	—	27,941	822,616

(1)	Salary amounts in the table may differ from annual salaries described elsewhere in the proxy statement because the table is provided on a fiscal-year basis while the employment agreements described cover a number of differing twelve-month periods.

(2)	Reflects the dollar amounts recognized for financial statement reporting purposes for the year ended March 31, 2012, March 31, 2011, and March 31, 2010, respectively, in accordance with accounting standards, of restricted stock awarded under our 2004 Equity Incentive Plan and thus may include amounts from awards granted in and prior to 2007. The assumptions used in the calculation of these amounts are included in the Consolidated Financial Statements contained in our Annual Report on Form 10-K. Market value at time of vesting was $3,330 for Mr. Timmerman.

(3)	The amounts listed as “All Other Compensation” in the “Summary Compensation Table” above include Company contributions to the AnchorBank 401(k) Plan, dividends paid on restricted stock, directors fees received from the Company and/or the Bank, Company Contributions to non-qualified deferred compensation plans, life insurance premiums paid by the Company and the imputed personal use of Company-owned vehicles, which are listed in the table below.

(4)	Mr. McBrair joined the Bank on January 31, 2011.

(5)	Mr. Dolan joined the Company and the Bank on March 1, 2011. Prior thereto, he served as a consultant to the Company and the Bank beginning in December 2009.

	Year	Company Matching Contribution to 401(k) Plan	Dividends Paid on Restricted Stock	Directors Fees	Club Dues	Company Contributions to Non-Qualified Deferred Compensation Plans	Life Insurance Premiums	Imputed Personal Use of Company- Owned Vehicles	Total
Chris M. Bauer	2012	$—	$—	$—	$—	$—	$870	$10,638	$11,508
	2011	—	—	—	—	—	1,114	11,529	12,642
	2010	—	—	3,750	—	—	720	3,175	7,645
Scott McBrair(1)	2012	$—	$—	$—	$—	$—	$639	$—	$639
	2011	—	—	—	—	—	—	—	—
Thomas G. Dolan(2)	2012	$—	$—	$—	$—	$—	$587	$—	$587
	2011	—	—	—	—	—	—	—	—
Martha M. Hayes	2012	$—	$—	$—	$—	$—	$763	$—	$763
	2011	—	—	—	—	—	766	—	766
	2010	—	—	—	—	—	435	—	435
Mark D. Timmerman	2012	$—	$—	$—	$—	$—	$774	$—	$774
	2011	—	—	—	—	—	816	4,280	5,096
	2010	2,144	—	16,250	—	4,722	562	4,263	27,941

(1)	Mr. McBrair joined the Bank on January 31, 2011.

(2)	Mr. Dolan joined the Company and the Bank on March 1, 2011. Prior thereto, he served as a consultant to the Company and the Bank beginning in December 2009.

Equity and Non-Equity Compensation Plans

No grants of equity or non-equity awards were made to the NEOs during the year ended March 31, 2012.

Grants of Plan-Based Awards

No grants of Plan-Based Awards were made to the NEOs during the year ended March 31, 2012.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each NEO as of March 31, 2012. All such outstanding awards were made prior to fiscal 2008, with all stock options outstanding on March 31, 2012, being exercisable as of such date.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Chris M. Bauer	—	—	—		—		—
Total	—	—	—		—		—
Scott McBrair	—	—	—		—		—
Total	—	—	—		—		—
Thomas G. Dolan	—	—	—		—		—
Total	—	—	—		—		—
Martha M. Hayes	—	—	—		—		—
Total	—	—	—		—		—
Mark D. Timmerman	9,000	$22.0700	6/7/2012	(1)	—		—
	40,000	$23.7700	6/9/2013	(1)	—		—
	17,545	$28.4950	11/23/2014	(2)	—		—
	—	—	—		17,000	(3)	17,000
Total	66,545				17,000		17,000

(1)	Option award issued under the 1995 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(2)	Option award issued under the 2004 Stock Plan with an expiration date of 10 years from the date of grant. The exercise price was based on the average of the high and low price on the date of grant. Options vested over a period of one to five years.

(3)	Consists of restricted shares awarded on November 9, 2007, under the 2004 Equity Incentive Plan. The restricted shares vest in five years on the anniversary following the award. At March 31, 2012, 100% of the restricted shares awarded in November 2007 remained unvested.

(4)	Based on the $1.00 per share closing price of our common stock on March 30, 2012, the last trading day of the fiscal year.

Option Exercises And Stock-Vested

The following table sets forth certain information with respect to stock options exercised and restricted stock awards vested for the NEOs during the year ended March 31, 2012.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Chris M. Bauer	—	$—	—	$—
Scott McBrair	—	$—	—	$—
Thomas G. Dolan	—	$—	—	$—
Martha M. Hayes	—	$—	—	$—
Mark D. Timmerman	—	$—	9,000	$3,330

Non-Qualified Deferred Compensation

The following table sets forth information concerning the EBP and the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Chris M. Bauer	$—	$—	$—	$—	$—
Scott McBrair	$—	$—	$—	—	$—
Thomas G. Dolan	$—	$—	$—	—	$—
Martha M. Hayes	$—	$—	$—	—	$—
Mark D. Timmerman(2)	$—	$—	$—	—	$68,078

(1)	Amount represents contributions made by the Company to the EBP during the fiscal year ended March 31, 2012. All of the amounts shown are reported as compensation for 2011 in the Summary Compensation Table under the “All Other Compensation” column.

(2)	During fiscal 1994, the Bank adopted an Excess Benefit Plan (“EBP”) for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company’s Retirement Plan and ESOP, but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code. During fiscal 2004, Mr. Timmerman was designated as a participant in the EBP.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

The following table describes the potential payments to the NEOs upon an assumed termination of employment or a change in control as of March 31, 2012, assuming that the change in control occurred at a price equal to $1.00 per share, which was the closing price of our common stock on March 30, 2012, the last day of trading of the fiscal year. Messrs. Bauer and McBrair and Ms. Hayes each have employment contracts which require compliance with the provisions of EESA and ARRA, which nullify the payment of certain benefits.

	Chris M. Bauer	Scott McBrair	Thomas G. Dolan	Martha M. Hayes	Mark D. Timmerman
Disability
Base Salary	—	—	—	—	—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(1)	—	—	—	—	$17,000
Accrued and Unused Vacation	$63,062	$15,285	$22,196	$38,500	$112,605
Other Benefits(2)	—	—	—	—	—

Total(3)	$63,062	$15,285	$22,196	$38,500	$129,605

Death(4)
Base Salary	—	—	—	—	—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(1)	—	—	—	—	$17,000
Accrued and Unused Vacation	$63,062	$15,285	$22,196	$38,500	$112,605
Other Benefits(2)	—	—	—	—	—

Total(3)	$63,062	$15,285	$22,196	$38,500	$129,605

For Cause; Voluntary Resignation
Base Salary	—	—	—	—	—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(1)	—	—	—	—	—
Accrued and Unused Vacation	$63,062	$15,285	$22,196	$38,500	$112,605
Other Benefits(2)	—	—	—	—	—

Total(3)	$63,062	$15,285	$22,196	$38,500	$112,605

Change in Control
Base Salary			—	—	—
Incentive Compensation	—	—	—	—	—
Early Vesting of Restricted Shares(1)	—	—	—	—	$17,000
Accrued and Unused Vacation	$63,062	$15,285	$22,196	$38,500	$112,605
Other Benefits(2)	—	—	—	—	—

Total(3)	$63,062	$15,285	$22,196	$38,500	$112,605

(1)	The outstanding restricted stock awards held by Mr. Timmerman will become fully vested if his employment is terminated due to disability or death, or if a change in control occurs. Please note that during the period that the U.S. Treasury holds preferred stock of the Company pursuant to TARP, the Company may be prohibited or restricted from making this payment.

(2)	Examples of Other Benefits would include automobile allowance, insurance benefits and club dues.

(3)

The total amounts shown exclude the following: (a) the value of vested stock options, all vested stock options are underwater, (b) the value of the vested benefits under our Excess Benefit Plan, which amounted to $68,078 for Mr. Timmerman, (c) the value of the vested benefits under our 401(k) Plan, which amounted to $97,189 for Mr. Bauer, $0 for Mr. Dolan, $24,657 for Ms. Hayes, $29,042 for Mr. McBrair, and $171,925 for Mr. Timmerman, (d) earned but unpaid salary and reimbursable expenses.

(4)	If the executive had died as of March 31, 2012, his or her beneficiaries or estate would have received life insurance proceeds of approximately $500,000 for Mr. Bauer, $322,000 for Mr. Dolan, $434,000 for Ms. Hayes, $314,000 for Mr. McBrair, and $373,000 for Mr. Timmerman.

Indebtedness of Management

Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features. As of March 31, 2012, the Bank had $515,000 of loans outstanding to directors and executive officers of the Company and its subsidiaries and their related interests.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (“ARRA”), requires recipients of TARP CPP funds, such as the Company, to conduct annually a separate non-binding shareholder vote to approve the compensation of executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. ARRA provides that TARP CPP recipients shall conduct the non-binding shareholder vote at any annual meeting of shareholders that occurs during the period in which any obligation arising from financial assistance provided under TARP CPP remains outstanding (other than obligations relating to the warrant for common stock issued to the Treasury).

This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the compensation earned by the Company’s named executive officers during the fiscal year ending March 31, 2012 as disclosed in this Proxy Statement. The Company believes the detailed disclosure of compensation information provided in this Proxy Statement provides its shareholders with the information they need to make an informed decision as they weigh the compensation of the named executive officers in relation to the Company’s performance. As described in the Compensation Discussion and Analysis, the Company believes that the compensation earned by its named executive officers the fiscal year ending March 31, 2012 properly reflects its compensation philosophy and programs, which seek to align executive compensation with the long-term interests of its shareholders. The Company encourages shareholders to read the Compensation Discussion and Analysis in its entirety before determining how to vote.

This non-binding proposal, as adopted by the Company’s Board, reads as follows:

“RESOLVED, that the Company’s shareholders approve the overall compensation of the Company’s named executive officers for fiscal year 2012, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure in this Proxy Statement).”

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board or create or imply any additional fiduciary duty by the Board. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE FOREGOING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board has appointed McGladrey LLP, an independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending March 31, 2013, and we have further directed that the selection of independent registered public accounting firm be submitted for ratification by shareholders at the Annual Meeting.

Representatives from McGladrey LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

McGladrey LLP has audited our financial statements since 2006.

Fees for Professional Services

The following table sets forth the aggregate fees paid by us to McGladrey LLP for professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2012 and 2011, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during fiscal 2012 and 2011.

	Year Ended March 31,
	2012	2011
Audit fees(1)	$749,450	$1,022,654
Audit-related fees(2)	8,500	12,143
Tax fees(3)	65,620	62,896

Total	$823,570	$1,097,693

(1)	Audit fees consist of fees incurred in connection with the integrated audit of the annual consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents with the SEC, including additional time required for consultations regarding restatements in 2011.

(2)	Audit-related fees consist of fees incurred in connection with compliance requirements of WHEDA and Student Loan programs.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

During the fiscal year ended March 31, 2012, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MCGLADREY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2013.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2013 ANNUAL MEETING

Any proposal which a Shareholder wishes to have included in our proxy materials relating to the next annual meeting of shareholders of the Company, which is scheduled to be held in 2013, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, no later than February 21, 2013. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of our Bylaws, which provide that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. Shareholder proposals for the Company’s next annual meeting scheduled to be held in July 2013 which are not intended to be included in the Company’s proxy materials for such meeting, must be received at the Company’s executive offices by April 22, 2013. A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before an annual meeting

(a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (c) the number of shares of common stock which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business.

ANNUAL REPORT

A copy of our annual report on Form 10-K for the year ended March 31, 2012, is available free of charge on our website (www.anchorbank.com). The financial information provided in our annual report on Form 10-K and required pursuant to Item 13(a) of Schedule 14A are incorporated by reference into this Proxy Statement.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman

Executive Vice President, Secretary and

General Counsel

Madison, Wisconsin

June 8, 2012

ANNUAL MEETING OF ANCHOR BANCORP WISCONSIN INC.
Date:	Thursday, July 31, 2012
Time:	2:00 PM (Central Time)
Place:	Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin

Please make your marks like this: ☑ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	To elect the two director nominees listed in the Proxy Statement, each for a three-year term.	For		Withhold	Directors Recommend ê
	01 Chris Bauer 02 Holly Cremer Berkenstadt	☐ ☐		☐ ☐	For For

		For	Against	Abstain
2:	Advisory vote on compensation of named executive officers.	☐	☐	☐	For

3:	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of ANCHOR BANCORP WISCONSIN INC.

to be held on Thursday, July 31, 2012

for Holders as of May 31, 2012

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTED BY:	TELEPHONE
Go To		866-437-3802
www.proxypush.com/abcw	OR	• Use any touch-tone telephone.
• Cast your vote online.		• Have your Proxy Card/Voting Instruction Form ready.
• View Meeting Documents.		• Follow the simple recorded instructions.
MAIL
• Mark, sign and date your Proxy Card/Voting Instruction Form.
OR • Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned, being a stockholder of the Company as of May 31, 2012, hereby authorizes the Board of Directors of the Company or any successors thereto, Trustees of the Trust created pursuant to the Employee Stock Purchase Plan (“ESPP”) of Anchor BanCorp Wisconsin Inc. (the “Company”), and State Street Bank and Trust Company, the Trustee of the Trust created pursuant to the AnchorBank, fsb 401(k) Retirement Plan (“401(k) Plan”) as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on July 31, 2012, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEM 2 AND 3.

All votes must be received by 5:00 P.M., Eastern Time, July 30, 2012.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, July 27, 2012.

All votes for ESPP participants must be received by 5:00 P.M., Eastern Time, July 27, 2012.

PROXY TABULATOR FOR ANCHOR BANCORP WISCONSIN INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #
CLIENT #
OFFICE #

Proxy — Anchor Bancorp Wisconsin Inc.

Annual Meeting of Stockholders

July 31, 2012, 2:00 PM (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, being a stockholder of the Company as of May 31, 2012, hereby authorizes the Board of Directors of the Company or any successors thereto, Trustees of the Trust created pursuant to the Employee Stock Purchase Plan (“ESPP”) of Anchor BanCorp Wisconsin Inc. (the “Company”), and State Street Bank and Trust Company, the Trustee of the Trust created pursuant to the AnchorBank, fsb 401(k) Retirement Plan (“401(k) Plan”) as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on July 31, 2012, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

The purpose of the Annual Meeting is to take action on the following:

1.       To elect the two director nominees listed in the Proxy Statement, each for a three-year term;

2.       Advisory vote on compensation of named executive officers; and

3.       To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

The two directors up for re-election are: Chris Bauer and Holly Cremer Berkenstadt.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐